EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Franklin BSP Private Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Franklin BSP Private Credit Fund for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Franklin BSP Private Credit Fund for the stated period.

/s/ Richard Byrne	/s/ Nina Baryski
Richard Byrne	Nina Baryski
Chief Executive Officer and President	Chief Financial Officer and Treasurer
Franklin BSP Private Credit Fund	Franklin BSP Private Credit Fund

Dated: March 7, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Franklin BSP Private Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934.